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     THIS NOTE HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES
     AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION OR SAFE HARBOR THEREFROM.

No.                                                         US $
     -------                                                     ------------

                             JENKON INTERNATIONAL, INC.

                                   PROMISSORY NOTE

     THIS PROMISSORY NOTE is one of a duly authorized issue of up to $1,000,000 in Notes of JENKON INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company").

     FOR VALUE RECEIVED, the Company promises to pay to ___________________, the registered holder hereof (the "Holder"), the principal sum set forth above on or prior to the Maturity Date (as defined below) and to pay interest on the principal sum outstanding from time to time in arrears (i) quarterly, on or before the last day of March, June, September and December of each year prior to the Maturity Date, and (ii) on the Maturity Date, at the rate of 7% per annum accruing from the date of initial issuance of this Note (the "Issue Date"). Accrual of interest shall commence on the first business day to occur after the date hereof and shall continue until payment in full of the principal sum has been made. All payments hereunder shall be made at the address last appearing on the Note Register of the Company as designated in writing by the Holder from time to time. The Company will pay the principal of accrued but unpaid interest upon this Note on the Maturity Date, less any amounts required by law to be deducted, to the registered holder of this Note as of the tenth day prior to the Maturity Date and addressed to such holder at the last address appearing on the Note Register. Payment shall be made by check and the forwarding of such check shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such check plus any amounts so deducted.

     The "Maturity Date" referred to in this Note shall be the earlier of (i) three business days after the funding date of an initial public offering of shares of Common Stock of the Company or (ii) May 31, 1999.


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     This Note is subject to the following additional provisions:

     1. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Note any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

     2. This Note has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws. In the event of any proposed transfer of this Note, the Company may require, prior to issuance of a new Note in the name of such other person, that it receive reasonable transfer documentation including legal opinions that the issuance of the Note in such other name does not and will not cause a violation of the Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company's Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

     3. Subject to the terms of the Bridge Loan Agreement (the "Agreement"), between the Company and the Holders no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the manner herein prescribed. This Note is a direct obligation of the Company.

     4. No recourse shall be had for the payment of the principal of, or the interest on, this Note, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     5. The Holder of the Note, by acceptance hereof, agrees that this Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

     6. This Note shall be governed by and construed in accordance with the laws of the State of Delaware and shall be subject to the arbitration and forum provisions of the Agreement.

     7.   The following shall constitute an "Event of Default":


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          a.   The Company shall default in the payment of principal or interest on this Note and same shall continue for a period of five (5) business days; or

          b. Any of the representations or warranties made by the Company in the Agreement, or in any certificate or financial or other written statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Note or the Agreement shall be false or misleading in any material respect at the time made; or

          c. The Company shall fail to perform or observe, in any material respect, any material covenant, term, provision, condition, agreement or obligation of the Company under the Agreement or this Note (other than the provision regarding payment of principal and interest), and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure; or

          d. The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

          e. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

          f. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty
               (60) days thereafter; or

          g. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this
Note immediately due and payable on the fifth business day following delivery of


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written notice of default to the Company, notice, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

     8. Nothing contained in this Note shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: June 2, 1998

                              JENKON INTERNATIONAL, INC.


                              By:_______________________________________
                                  Steve McKeag, Chief Financial Officer



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